                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under Item 3 in the Registration Statement (Form S-8) pertaining to the NCI Nonqualified Stock Option Plan and to the incorporation by reference therein of our report dated December 1, 1995, with respect to the consolidated financial statements of NCI Building Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        /s/ERNST & YOUNG LLP

Houston, Texas
September 25, 1996